                                                                    EXHIBIT 10.5


                                  APPENDIX B



================================================================================






                              SOCIAL CONTRACT FOR

                               TIME WARNER CABLE






================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                    PAGE

I.     BACKGROUND AND SUMMARY......................................................  1

II.    DEFINITIONS.................................................................  2

III.   TERMS AND CONDITIONS OF THE SOCIAL CONTRACT.................................  4

       A.     Basic Service Tier Rate Relief.......................................  4

              1.     Creation of a Low-Cost, Lifeline Basic Service Tier...........  4

              2.     BST Price Cap.................................................  5

              3.     Additions To Basic Service Tier...............................  6

       B.     Equipment Rates......................................................  7

       C.     Resolution Of Existing CPST Rate Cases...............................  8

       D.     Migrated Product Tiers...............................................  9

       E.     Customer Refunds and CPST Rate Reductions............................ 11

       F.     Infrastructure Upgrade Requirement................................... 12

              1.     Upgrade Requirement........................................... 12

              2.     No Impairment Of Local Authority.............................. 13

              3.     Reporting Requirements........................................ 13

              4.     CPST Rates Subject To Price Cap............................... 14

              5.     Failure To Meet Target........................................ 15

              6.     Adjustments To Systems Subject To Contract.................... 15

       G.     BST And CPST Rate Stability.......................................... 16

       H.     Additional Consumer Benefits......................................... 17

              1.     Service To Public Schools..................................... 17

              2.     Home Wiring................................................... 19

I.     Miscellaneous Provisions............................................. 20

       1.     Modification And Termination.................................. 20

       2.     Authority To Enforce Contract................................. 21

       3.     All Necessary Waivers And Preemptions Deemed Granted.......... 23

       4.     Effect On Other Proceedings................................... 24

       5.     No Admission Of Wrongdoing.................................... 25

       6.     Contract In Public Interest................................... 25

       7.     Legal Challenges.............................................. 25

       8.     Effective Date And Term....................................... 26

       9.     Public Notice................................................. 28

       10.    Force Majeure................................................. 28

       11.    Severability.................................................. 28

       12.    Entire Understanding.......................................... 29

                     SOCIAL CONTRACT FOR TIME WARNER CABLE



I.   BACKGROUND AND SUMMARY.
     ----------------------

     The "Social Contract" set out in this document (the "Contract") relates to certain services and equipment offered by Time Warner Cable ("TWC") actually or potentially subject to regulation under the terms of the applicable provisions of Title VI of the Communications Act of 1934, as amended ("Act").

     The Federal Communications Commission ("FCC" or "Commission") finds that this Contract will advance the public interest by: (i) assuring fair and reasonable rates for TWC's cable service customers; (ii) facilitating the creation of a low-cost, lifeline basic service level; (iii) improving TWC's cable service by substantially upgrading the channel capacity and technical reliability of its cable systems; and (iv) reducing the administrative burden and cost of regulation for local governments, the FCC and TWC.

     The Contract has been negotiated between TWC and the FCC in accordance with the FCC's authority to consider and adopt "social contracts" as an alternative to other regulatory approaches applicable to cable television rates, /1// as
                                                                      -
modified and amplified in the Order adopting the Continental Social Contract, /2// and its authority to regulate TWC's cable services under the Act,
 -
particularly in light of the Statement of Policy set forth in Section 2(b) of the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, 106 Stat. 1460 ("1992 Cable Act"). Except as otherwise provided for herein, this Contract covers all of TWC's cable systems as of the Publication Date (as hereinafter


--------------------------

/1//Cost of Service Order, 9 FCC Rcd 4527, (P)(P) 295-304 (1994); Public
 -  ---------------------                                         ------
    Notice, FCC 95-137 (April 3, 1995).
    ------

/2//Memorandum Opinion and Order, FCC 95-335 (released August 3, 1995).
 -  ----------------------------
defined). Until such time as there is a final decision permitting the transfer of the Laredo, Texas cable television franchise to TWC, this Contract shall not apply to the affected cable system serving Laredo, Texas.

II.    DEFINITIONS.
       -----------

       The following terms shall have the meanings set forth below. Certain other terms are defined elsewhere herein.

       A. "Basic Service Tier" or "BST" means the cable service level which includes the signals of any local television broadcast stations and any public, educational or governmental access channel required by the relevant franchise to be carried on the BST.

       B. "Cable Programming Service Tier" or "CPST" means any tier of video programming service, but shall not include (i) video programming carried on BST;
(ii) video programming when offered on a per channel, multiplexed, a la carte or per program basis; (iii) any Migrated Product Tier; or (iv) any New Product Tier ("NPT") as defined by the Going Forward Rules and 47 C.F.R. (S) 76.987.

       C. "Cost" means that the prices so designated have been designed to recover actual costs, including a reasonable rate of return as defined in the FCC Cost of Service Order, supra, at (P) 207.
                           -----

       D. "Current Rates" means those TWC system rates that are in effect as of the Publication Date, or rates that will become effective after the Publication Date and for which notice was given to subscribers on or before the Publication Date.

       E. "CVI" means Cablevision Industries Inc., its subsidiaries and affiliates.

       F. "Effective Date" means the date on which the FCC releases an order approving this Contract.

       G. "Eligible Subscribers" means those CPST subscribers to any of TWC's cable systems listed on Appendix A to this Contract at the time Refunds are issued.

       H. "Going Forward Rules" means the FCC's rules adopted in the Sixth Order
                                                                     -----------
on Reconsideration, 76 RR 2d 859 (1994), including all subsequent clarifications
------------------
and amendments.

       I. "Migrated Product Tier" or "MPT" means (a) a tier consisting of up to four services moved from a system's existing BST or CPST(s) as described in
Section III.D.5. or (b) any Superstation Tier or any tier consisting of those services remaining on a Preferred Tier, as defined in Section III.D.1., after any excess channels have been shifted to CPST as described in Section III.D.3.

       J. "Publication Date" means the date on which the Commission releases its initial Public Notice relating to this Contract.

       K. "Refund" means a prospective bill credit issued to Eligible
Subscribers.

       L. "Time Warner Cable" or "TWC" means the collective reference to Time Warner Entertainment Company, L.P. ("TWE"), TWI Cable Inc. ("TWI Cable") and Time Warner Entertainment-Advance/Newhouse Partnership ("TWE-A/N"), or any subsidiary, division or affiliate thereof, or, where consistent with the context, any cable system owned or managed by TWE, TWI Cable or TWE-A/N, except where particular provisions of this Contract specify a more limited scope.

III. TERMS AND CONDITIONS OF THE SOCIAL CONTRACT.
     -------------------------------------------

     A.   BASIC SERVICE TIER RATE RELIEF.
          ------------------------------

          1.   CREATION OF A LOW-COST, LIFELINE BASIC SERVICE TIER.
               ---------------------------------------------------

               a. In order to provide its subscribers with the option to purchase a low-cost BST, no later than six months after the Effective Date, TWC will reduce its BST rates on systems serving at least 85% of TWC's total subscribers to a level 10% below the Current Rates. In any system where the BST rates are initially reduced by 10% as described above, but where BST rates are pending review on the Publication Date, TWC will reduce its BST rates further by 10% from the level ultimately determined to be reasonable, after such determination is no longer subject to review or appeal. TWC may increase its CPST rate(s) in any system by an amount necessary to recoup the reduction in revenues due to the 10% adjustment in the BST rate in that system. Such adjustment to CPST rates shall be submitted to the FCC for review. A local franchising authority ("LFA") may elect not to have TWC implement the BST rate reduction and corresponding CPST adjustment described in this paragraph in its franchise area by providing notice to TWC and the Commission no later than 45 days following the Effective Date. Such notice shall (a) be in writing, (b) be addressed to the Office of the Secretary, Federal Communications Commission, 1919 M Street, N.W., Washington, D.C. 20554, with a copy to Time Warner Cable, 300 First Stamford Place, Stamford, CT 06902-6732, attention: General Counsel,
(c) identify the local franchising authority, the community unit identification number for the franchise area, and (d) reflect the clear intent to not have TWC implement the BST rate reduction described in Section III.A.1.a of this Contract. However, such notice need not meet any other requirements and may be in letter form. An election by a LFA to opt out of the provisions of this paragraph shall not otherwise affect the applicability of the remaining provisions of this Contract in such community.

       b. In order to achieve its goal of creating low-cost BSTs, TWC will restructure the BST on the remaining systems where the BST has not been reduced by 10% as described above so as to create a lifeline-type service. Such restructuring will involve shifting channels from the BST to an existing or newly created CPST (or MPT as permitted by Section III.D.5.) and not to any service level which would not be subject to rate review upon the receipt of a valid complaint under current FCC rules. Such restructuring will not be deemed by the FCC to be a "fundamental change" of any affected service tier. At the time of such restructuring, the BST rate will be reduced by an amount equal to the percentage of the BST channels shifted to CPST. Where the BST channels are shifted to a newly created CPST, the rate for the CPST will be equal to the amount of the reduction in the BST rate. Where the BST channels are shifted to an existing CPST, the rate of the existing CPST will be increased by an amount necessary to recoup the reduction in revenues resulting from the reduction in the BST rate as described above. The 10% BST rate reduction, with CPST offset, will be implemented upon restructuring of such remaining systems. Nothing herein shall be deemed to affect any otherwise enforceable franchise provision relating to programming services to be provided by TWC.

          2.   BST PRICE CAP.
               -------------

          After implementation of the 10% BST rate reduction described above, all such reduced BST rates will be subject to a price cap, even in currently unregulated TWC systems. TWC will continue to be permitted to adjust BST rates for changes in external costs and inflation, subject to any necessary LFA approval. The BST rate reduction referred to above will have no adverse effect on any Form 1210 BST rate adjustment request which may be pending before an LFA as of the Publication Date or thereafter. Nothing herein shall authorize review of the reasonableness of any BST rate adjustments in communities where the LFA has not elected to certify in accordance with Section 76.910 of the Commission's rules.

          3.   ADDITIONS TO BASIC SERVICE TIER.
               -------------------------------

          TWC shall not add any additional channels to any BST for the term of this Contract, except where required by applicable law, regulation or contract lawfully entered into pursuant to such law or regulation, or to provide additional local origination channels or other non-satellite delivered channels. In the event that the FCC's must-carry rules are repealed or rendered invalid or inapplicable to TWC by a court of competent jurisdiction, TWC will have the right to substitute any programming service not then carried by such system for up to an average (weighted by BST subscribers) of three local television broadcast stations deleted from carriage per system covered by this Contract, but no more than five such substitutions on any given system, even if more than five television broadcast stations are deleted. Such substitutions shall have no impact on BST rates other than due to the net change in programming costs.
In the absence of must-carry requirements, however, any local television broadcast stations which TWC continues to carry will be carried on the BST. Any such changes to BST will be made only upon provision of thirty days advance notice to the Commission and to affected LFAs and subscribers. Upon receipt of any necessary LFA approval, TWC will be permitted to implement appropriate BST rate adjustments to reflect any such added or substituted channels. Such adjustments (other than adjustments to BST required by any retransmission consent agreement) shall not be subject to the annual BST adjustment limitation set forth in Section III.G.1.

     B.   EQUIPMENT RATES.
          ---------------

          TWC will be permitted to establish a blended rate, averaged for each of the following equipment basket categories: (1) hourly service charge, (2) installations, (3) remote control devices, (4) non-addressable converters, (5) addressable converters, (6) other leased equipment, and (7) customer tier changes, by geographic region as reflected on Appendix B to this Contract (and any reasonable modifications to such regions). Equipment rates will be adjusted annually to reflect changes in regional equipment Costs in each category. At least thirty days prior to implementation of the first CPST adjustment authorized pursuant to Section III.F.4., but not sooner than December 1, 1995, TWC will submit a single Form 1205, or equivalent reasonably acceptable to the Commission, for each region to the FCC, and will submit annual updates to such filings thereafter for Commission review. Any data required to support such annual equipment rate adjustments may be based on the four most recent available quarterly financial figures. TWC may begin charging revised equipment and installation rates to customers based upon the updated filing upon thirty days' notice. These revised equipment and installation rates will be subject to refund if the Commission later concludes that lower region-wide rates are called for by such filings and applicable rules. Such region-wide equipment and installation charges as TWC establishes and the Commission approves pursuant to this Contract shall be subject to enforcement by local franchising authorities. Should any LFA find that TWC's equipment and installation rates charged exceed those permitted by the Commission, the LFA may order

TWC to make refunds of any excess charges as necessary to comply with the equipment and installation charges permitted by the Commission.

     C.   RESOLUTION OF EXISTING CPST RATE CASES.
          --------------------------------------

          1. All CPST cases or complaints currently pending before the Commission are resolved pursuant to and as a result of the adoption of this Contract, as set forth in Appendix A to this Contract.

          2. The Commission has reviewed TWC's pending CPST filings. In light of its review, the covenants and representations contained in this Contract, and in express reliance thereon, and in order to conserve Commission resources, avoid litigation costs, and achieve the other benefits to the public contained in this Contract, the Commission agrees to resolve all CPST cases and complaints involving TWC currently pending before it.

          3. In addition to those CPST rates which are subject to proceedings that are being settled as set forth in Appendix A to this Contract, all other Current Rates, as adjusted for inflation and changes in external costs as of the Publication Date, charged by TWC for CPSTs are deemed reasonable under the Act and the Commission's rules.

          4. At such time as TWC makes its first CPST rate adjustment authorized by this Contract, such increase shall be netted against any Current Rate which requires reduction in accordance with the CPST settlements approved by this Contract, provided, however, all such required reductions to Current Rates shall
          --------  -------
be implemented no later than the final date for issuance of Refunds pursuant to
Section III.I.8.d of this Contract.

          5. BST rate disputes will continue to be resolved in the ordinary course, pursuant to applicable FCC rules.

     D.   MIGRATED PRODUCT TIERS.
          ----------------------

          1. The Commission and TWC acknowledge (i) that certain TWE-A/N systems (the "Migration Systems") have been providing collective offerings of a la carte channels which were created between April 1, 1993 and September 30, 1994 and which consist of one or more (a) low-priced collective offerings, containing primarily superstations, at an average price of less than $0.29 per channel, excluding copyright fees (a "Superstation Tier"), and (b) low-penetrated collective offerings predominantly containing channels which had been affirmatively marketed as a separate tier before being offered on an a la carte basis (a "Preferred Tier") and (ii) that such offerings provided by such Migration Systems cumulatively contain in excess of six channels migrated from BST and/or CPST.

          2. Any Superstation Tier offered by a Migration System shall be treated as a separate MPT. The initial price of such MPT will be based on the Current Rate of the Superstation Tier. Where neighboring TWC systems each offer an NPT or MPT consisting primarily of superstations and such NPT or MPT would be priced differently under the Commission's regulations and this Contract, an adjustment may be made between or among such Current Rates on a revenue neutral basis so that a uniform rate for such NPTs/MPTs may be established. In selecting services to be returned to a CPST in accordance with paragraph 3 below, the Migration System serving Charlotte, North Carolina and surrounding areas may move services from a Superstation Tier in an effort to achieve a more uniform line-up among such adjacent NPTs and MPTs. All such uniformly priced NPTs/MPTs shall be subject to the price cap set forth in paragraph 7 below.

          3. Any Migration System shall select services from the Preferred Tier(s) to return to a CPST so that the cumulative number of migrated services remaining on any

Preferred Tier(s) and any Superstation Tier is no greater than six. The subscriber's bill shall be adjusted by no more than 25 cents per such channel returned to the CPST. The services not returned to a CPST from the Preferred Tier(s) shall be offered as a single MPT, separate from any Superstation Tier. The initial price of any such MPT will be based on the Current Rate of the Preferred Tier(s), reduced by an amount equal to the percentage of channels shifted to a CPST. Eligible Subscribers shall be issued a CPST Refund as reflected in Appendix A.

          4. On its own motion, the Cable Services Bureau, consistent with the terms set forth herein, hereby reconsiders any Letter of Inquiry ("LOI") rulings involving any Migration System (LOI-93-24; LOI-93-32; LOI-93-47; LOI-93-48), and TWE-A/N hereby petitions to withdraw its Applications for Review of such LOI rulings and such petitions are hereby granted by the Commission. The principles in this Section III.D. relating to the unregulated treatment, for benchmark calculation purposes, of up to six migrated channels, as incorporated in such reconsidered LOI rulings, shall be binding on any LFA decision relating to BST rates charged by any Migration System.

          5. On each of its systems which does not, as of the Publication Date, offer a collective offering of a la carte channels created between April 1, 1993 and September 30, 1994, TWC may move a maximum of four existing BST or CPST services to a single MPT per system. TWC will set the initial rate for any new MPT created pursuant to this paragraph at the same level, on a per channel basis, that is set for that franchise's CPSTs under the Contract. The rates for any BST or CPST from which such channels are moved shall be reduced on a per channel basis so that the initial creation of any such MPT shall be revenue neutral.

          6. TWC may not require the subscription to any tier, other than the BST, as a condition for subscribing to an MPT, and may not require subscription to an MPT as a condition for subscribing to a CPST. Because the restructuring involved in the creation of MPT(s) as described herein does not fundamentally change the service provided to subscribers, TWC will not be required to re-market any of the affected services to existing subscribers. Any services migrated may be offered on an a la carte basis as well as in a package.

          7. For the period prior to April 1, 1997, the price of any MPT established pursuant to this Section III.D. may be adjusted solely to reflect unrecovered inflation and external cost increases, including that currently accrued but uncharged, in the manner permitted by the Commission's rules for CPSTs. There will be no limitation on the number of new services TWC may add to an MPT. The price of any such MPT may be increased to reflect new services added to the MPT by an amount not to exceed $.20 per added channel, plus the actual license fee(s) for the added channel(s).

          8. On or after April 1, 1997, TWC may convert any MPT into an NPT, as defined in 47 C.F.R. (S) 76.987, including subsequent clarifications or amendments. Because customers will be able to subscribe to CPST(s) and an MPT on a stand-alone basis, as of April 1, 1997 the Commission will regulate MPT rates in the same manner in which the Commission currently regulates NPT prices. Such NPTs will be treated as all other NPTs under the Commission's rules, provided such NPT is offered without a buy-through requirement of any tier other than the BST.

     E.   CUSTOMER REFUNDS AND CPST RATE REDUCTIONS.  Pursuant to the settlement
          -----------------------------------------
of TWC's existing CPST rate cases as described in this section, TWC will provide Refunds, which in the aggregate total in excess of $4.7 Million, plus interest computed in accordance with FCC requirements for subscriber refunds, and shall implement CPST rate reductions, on the terms and conditions, and in the manner, set forth below.

          1. In settlement of all CPST complaints involving the review of an FCC Form 393 and/or FCC Form 1200 submitted by TWC which are pending as of the Publication Date, TWC will provide a Refund to each Eligible Subscriber as set forth in Appendix A to this Contract.

          2. TWC agrees to waive its right to a credit for the franchise fee paid to the LFA on the CPST Refund amount.

          3. Communities which receive CPST reductions to Current Rates, in accordance with Section III.C.4. of this Contract, are set forth in Appendix A to this Contract.

     F.   INFRASTRUCTURE UPGRADE REQUIREMENT.
          ----------------------------------

          1.   UPGRADE REQUIREMENT.
               -------------------

          TWC will upgrade all its cable systems so as to meet the following technical standards: each TWC cable system with a present capacity of at least 550 MHz will have a bandwidth capacity of at least 750 MHz within five years after the Effective Date; all other TWC cable systems will have a bandwidth capacity of at least 550 MHz within five years after the Effective Date. At least 50% of all TWC subscribers will be served by a system with a capacity of at least 750 MHz, of which at least 200 MHz is expected to be allocated to digital distribution. Fiber-to-the-node architecture will be deployed to improve signal quality and reliability of such systems. At least 60% of the new analog services added during the term of the Contract will be added to the CPST and not to BST, NPT or MPT. On average (weighted by CPST subscribers), CPST service offered on the upgraded systems will contain at least 15 additional channels by the end of the Contract. TWC agrees to invest $4 Billion in capital costs in connection with the upgrade of its cable systems. At least 60% of all capital expended in connection with the upgrade commitment described herein shall be applied for the benefit of BST and CPST subscribers. TWC has selected, and will select, its systems to be upgraded without discrimination based on socio-economic status.

          2.   NO IMPAIRMENT OF LOCAL AUTHORITY.
               --------------------------------
          Nothing herein shall restrict the legal authority of LFAs to negotiate upgrades for their particular franchise areas which exceed the scope of this Contract.

          3.   REPORTING REQUIREMENTS.
               ----------------------

          No later than 90 days following the end of each calendar year during all of which the Contract is in effect, and within 90 days following the end of the last month following expiration of this Contract other than calendar year end, TWC will provide a progress report to the FCC, for the year or such shorter period then ended during which this Contract was in effect, setting forth the extent of progress TWC has made to upgrade systems in compliance with Section III.F.1.; the number of BST and CPST subscribers benefitting from such upgrades; system reliability and service improvements resulting from such upgrades completed during the previous calendar year; and TWC's projected system upgrade activities during the following year of the Contract. Such report will be served on each LFA. The FCC reserves the right to inspect the books and records of TWC and interview corporate employees for the purpose of determining compliance with this Contract.

     4.   CPST RATES SUBJECT TO PRICE CAP.
          -------------------------------

          a. Beginning January 1, 1996, TWC will be permitted to increase the monthly rates for the most highly penetrated CPST on each of its systems by $1.00 during each year of this Contract. These rate increases have been established at a level designed to recover solely those costs allocable to BST and CPST subscribers.

          b. During the life of this Contract, the only other permitted increases to CPST rates will be for inflation and increases in external costs. In particular, during the term of this Contract, TWC will not avail itself of any additional per-channel adjustment permitted by the Going Forward Rules for any programming services added to the CPST after the Effective Date hereof. Except as to TWC systems which had already commenced a roll out of the addition of channels to CPST and associated per channel adjustments pursuant to the Going Forward Rules prior to the Publication Date, any per channel adjustments implemented pursuant to the Going Forward Rules by any TWC systems for services added by such systems after the Publication Date, but prior to the Effective Date, shall be netted against the initial CPST adjustment authorized by Section III.F.4.a. above. Upon implementation of any such initial CPST adjustment, net of any per channel adjustment taken by such TWC systems which have added services after the Publication Date, such TWC systems will be allowed to concurrently adjust CPST rates to reflect any license fees not already passed through to subscribers associated with any such services added to such systems after the Publication Date. TWC will not seek to pass through to subscribers any additional capital costs relating to the upgrade requirement in this Contract pursuant to any provision of the Commission's rules, including, but not limited to, any rules or policies adopted by the Commission relating to the pass through of external costs, upgrade incentives, or cost-of-service. TWC reserves the right to seek to pass through additional capital costs associated with any upgrades specified by any franchise agreement, local law, regulation or ordinance which exceed the requirements of this Contract. Nothing herein shall affect the ability of TWC to implement any New Product Tier ("NPT"), add channels to any such NPT, or establish rates for any such NPT, subject to the FCC Going Forward Rules, or to implement any MPT permitted by the terms of this Contract.

          5.   FAILURE TO MEET TARGET.
               ----------------------

          If TWC fails to meet the upgrade requirement so as to provide the bandwidth capacities described in Section III.F.1. of this Contract within the term provided for therein, the then existing CPST subscribers to the cable systems as to which such commitment has not been met will be entitled to refunds (in the form of prospective bill credits) of the increases (net of inflation and external cost adjustments) in CPST rates taken under Section III.F.4.a. of this Contract, plus interest computed in accordance with FCC requirements for subscriber refunds, and a liquidated damages penalty of 15% of such refund amount.

          6.   ADJUSTMENTS TO SYSTEMS SUBJECT TO CONTRACT.
               ------------------------------------------

               a. TWC shall include any cable systems acquired from CVI within the provisions of this Contract, provided that the CPST settlement provisions of this Contract shall not apply until any applicable settlements are mutually agreed upon between TWC and the Commission. Addition of any other TWC systems within the provisions of this Contract shall be subject to FCC approval, which will be expeditiously decided and not be unreasonably withheld. Each LFA representing any such system to be added to the provisions of this Contract shall be served with a copy of the Contract and shall be afforded a 45-day opportunity to opt out of the lifeline BST provisions in accordance with Section

III.A.1.a. of this Contract. The provisions of this Contract will become effective as to any such additional system upon such notification to affected LFAs, which date shall become the Publication Date as to such system, and the provisions of this Contract shall extend for a period of five years from that date.

          b. In the event of a sale of any system during the period of applicability of this Contract, the purchaser may elect, with the concurrence of the FCC, for the provisions of this Contract to continue to apply to such system. Such FCC concurrence shall be expeditiously decided and not be unreasonably withheld. In the event the purchaser elects not to have the provisions of this Contract apply to any such system, the CPST subscribers to such system shall be eligible for the refunds calculated pursuant to Section III.F.5. in the event the upgrade commitment described in Section III.F.1. has not been completed prior to the consummation of such sale.

          c. The upgrade capital costs set forth in Section III.F.1. of this Contract shall be adjusted, as mutually agreed to by TWC and the Commission, to reflect any addition or deletion of systems subject to this Contract. The approval from the Commission of such adjustment shall be expeditiously decided and not be unreasonably withheld.

     G.   BST AND CPST RATE STABILITY.
          ---------------------------

          1. In the event the FCC establishes regulations allowing annual adjustments to BST and CPST rates, with procedures designed to reduce regulatory lag, TWC agrees to be bound by such regulations and to elect to adjust BST and CPST rates on an annual basis pursuant to such regulations, provided, however,
                                                            --------  -------
TWC shall not be delayed
in implementing its annual adjustments to CPST rates as set forth in Section III.F.4. due to regulatory lag related to the BST rate approval process.

          2. TWC will not elect to file cost-of-service showings to justify BST or CPST rate levels above the level authorized by this Contract for any system subject to this Contract for the term hereof.

    H.    ADDITIONAL CONSUMER BENEFITS.
          ----------------------------

          1.   SERVICE TO PUBLIC SCHOOLS.
               -------------------------

               a. TWC shall offer service connections at one outlet in 100% of the public schools (Grades K-12) located within 200 feet from the activated plant of its cable systems. Such connections will be made free of charge and as promptly as possible to all such schools requesting connections. TWC will offer such service connections to any other such public schools located within its franchised service areas at Cost. If any internal wiring installation is requested to serve additional outlets in such schools, it will be provided at TWC's Cost of materials and labor at the applicable Hourly Service Charge; provided, however, that such internal wiring will be provided without charge if
--------  -------
TWC is able to coordinate with other comparable electrical wiring installation in cases of new construction or substantial rehabilitation of existing schools. Any such public school may elect to install its own internal wiring and to bear the cost thereof. BST and CPST service will be provided to each outlet in such schools free of any charges.

               b. TWC shall offer service connections, including any requested internal wiring for additional outlets, at Cost to any private Secondary School, as defined by, and which receives funding pursuant to, Title 1 of the Elementary and Secondary Education Act of 1965, 20 U.S.C. (S) 241a et seq., and which is located within 200 feet from the activated plant of its cable systems. BST and CPST service will be provided to each outlet in such schools free of any charges. TWC will offer such service connections to any other such private Secondary Schools located within its franchised service areas at Cost. Any such private Secondary School may elect to install its own internal wiring and to bear the cost thereof.

          c. TWC will provide a free monthly educational program listing to each connected school. Additional copies of such program listings will be provided, if requested by a school, at Cost. Such educational program listing will identify and describe programming on the TWC system that is appropriate for use in the classroom and will provide suggested curriculum support ideas.

          d. TWC will develop and provide to connected schools materials for teachers that explain the educational applications of TWC's broadband cable systems. The materials will include a self-explanatory notebook and video. One copy of such materials will be provided at no charge to all school districts with connected schools in franchise areas served by TWC. Additional copies of such materials will be provided, upon request, at Cost.

          e. Upon successful development by TWC and Time Inc. of an on-line service for personal computers, TWC will provide each connected school with a free connection to this on-line service to the extent it is available on the local TWC cable system. Upon request, each connected school will receive one free modem and free access to the TWC/Time Inc. on-line service for use during the school year. Additional modems will be made available, upon request, at Cost. Free access to the TWC/Time Inc. on-line service will be provided through each such modem for use during the school year. In addition,

TWC will sponsor a workshop in each franchise area to educate teachers about the TWC/Time Inc. on-line service and to provide them with an opportunity for hands-on training.

          f. To the extent a local franchise agreement contains an obligation to provide connections to schools as agreed to herein, TWC agrees not to seek to recover any such costs for these connections as external or other costs.

          2.   HOME WIRING.
               -----------

               a. Prior to a customer's termination of cable service, TWC will not restrict the ability of a customer to remove, replace, rearrange or maintain any cable wiring located within the interior space of the customer's dwelling unit, so long as such actions do not interfere with the ability of such TWC system to meet FCC technical standards or to provide services to, and collect associated revenues from, that customer or any neighboring customer in a multiple dwelling context.

               b. TWC will provide customers with a notification upon commencement of service, and annually thereafter, advising them of their rights relating to home wiring. Such notice will advise customers that they may either
(i) remove, replace, rearrange or maintain the home wiring themselves, (ii) select a qualified third party contractor, or (iii) request the TWC system provide such service at standard hourly installation rates, plus materials at Cost.

               c. Such notice will inform customers that if any home wiring is improperly installed or rearranged by anyone other than TWC, and any harmful or improper signal leakage occurs as a result, the customer may be held responsible for the Cost of rectifying the problem. Pursuant to FCC rules, TWC recognizes that it is required to terminate service to any location where signal leakage problems are not corrected.

          d. TWC customers will be encouraged to use high quality home wiring materials to avoid signal leakage and to maintain signal quality. Such notice will offer to supply such materials to subscribers at Cost.

          e. TWC will provide a model of this notice to the FCC for approval prior to its dissemination to its customers, such approval not to be unreasonably withheld.

     I.   MISCELLANEOUS PROVISIONS.
          ------------------------

          1.   MODIFICATION AND TERMINATION.
               ----------------------------

               a. Except as otherwise provided herein, this Contract may not be terminated or modified without the mutual agreement of TWC and the Commission.

               b. TWC may petition the Commission to modify or terminate this Contract based on any relevant change in applicable laws, regulations or circumstances. TWC will serve a copy of any such modification or termination petition, and the FCC Public Notice relating thereto, on the LFAs for the affected systems. In no event shall TWC be required to make more than one mailing to each LFA for any given modification or termination request. Interested persons will have 30 days after the FCC releases an appropriate Public Notice to comment and 15 days for reply comments before the FCC acts on any such TWC petition. The FCC's consent to any such termination or modification petition shall be demonstrated by an order issued by the FCC's Cable Services Bureau or at the FCC's option by the Commission itself. The FCC shall act expeditiously on such petition and grant of the petition shall not be unreasonably withheld.

          c. In the event of any changes to the provisions of the Act or any material changes to the FCC rules thereunder relating to rates (BST, CPST or equipment) that are favorable to TWC, any TWC system may elect to be relieved from the relevant rate provisions (Sections III.A.2., III.A.3., III.B., III.D., III.F.4. and III.G.) of this Contract accordingly, but shall remain bound by all other provisions of this Contract. In the event any such system elects to be relieved from such contract provisions in favor of such favorable regulatory provisions such system will only be allowed to recover any incremental amount that results under such favorable regulatory provisions in excess of any amount already recovered pursuant to Section III.F.4.a. of this Contract. Nothing herein shall restrict the ability of any TWC system to adjust CPST rates in the event CPST rates are not regulated based upon changes to the Act or FCC regulations.

          d. The Commission expressly recognizes that TWC has relied on the current federal law and FCC regulations governing cable television programming and rates in entering into this Contract, and that the Contract represents an accommodation between the FCC and TWC that generates substantial public interest benefits. Consequently, the Commission agrees not to find any CPST or equipment rate adjustments implemented in accordance with this Contract to be "unreasonable" under any subsequently-modified FCC regulations or under any subsequently-modified applicable statute, to the extent the Commission has discretion under such statute in determining whether any such rate adjustments are unreasonable.

          2.   AUTHORITY TO ENFORCE CONTRACT.
               -----------------------------

               a. Nothing in this Contract shall restrict the ability of LFAs to enforce the provisions of otherwise valid local franchise agreements, local laws, regulations and ordinances that are not the subject of or affected by the terms of this Contract, except that LFAs may not regulate rates or order refunds for the services and equipment subject to this Contract except in accordance with the terms of this Contract. Nothing herein shall affect the enforceability of any otherwise valid preexisting local franchise agreement, ordinance, local law or regulation which provides benefits which exceed those provided in this Contract relating to system upgrades or the wiring of schools, nor shall LFAs be restricted in their authority to negotiate for such additional benefits after the Effective Date of this Contract. It is not the intent of either the FCC or TWC that this Contract create any judicially enforceable rights in any other parties. This Contract shall be enforceable against TWC by the FCC exclusively and no other party may seek to enforce this Contract as a third party beneficiary or otherwise, except that subscribers to TWC systems which increase their CPST rates will still have the right to file complaints with the FCC to the extent permitted under applicable FCC rules.

               b. For purposes of the Commission's authority to enforce any provision of this Contract against TWC, including enforcement actions brought in U.S. District Court, TWC agrees that any breach of this Contract by TWC shall be considered the equivalent of a violation of an order of the FCC, entitling the Commission to exercise any rights and remedies attendant to the enforcement of a Commission order. However, aside from this limited purpose, TWC and the FCC agree that a breach of this Contract by TWC is not to be considered by any other party as the equivalent of a violation of an otherwise-valid FCC regulation or FCC order. In particular, any failure to comply with this Contract shall not be a basis for any denial of a franchise renewal by, or other enforcement action of, any LFA.

          3.   ALL NECESSARY WAIVERS AND PREEMPTIONS DEEMED GRANTED.
               ----------------------------------------------------

               a. In addition to the specific waivers of the Commission's rules identified in the Contract, the Commission order adopting this Contract shall affirmatively state that any and all waivers of the Commission's rules, and any and all modifications to Commission forms, necessary to effectuate the terms of this Contract are deemed to be granted thereby. The Commission finds that the concurrent exercise of non-federal regulatory authority over the subject matter of this Contract is an impermissible interference with the FCC's regulatory authority and with its ability to accomplish its objectives in entering into this Contract. Accordingly, the Commission hereby expressly preempts any state or local law, regulation, ordinance or franchise that is inconsistent or conflicts with this Contract. The Commission will not assert in any proceeding that TWC's compliance with the terms of the Contract violates any Commission rule or order and, in any proceeding before the Commission brought by a third party, a showing by TWC that it has complied with the terms of the Contract shall constitute a defense to any claim that TWC's actions in meeting the terms of the Contract constitute a violation of any applicable Commission rule or order.

               b. CPST rate increases referenced in Section III.F.4. of this Contract will not be subject to prior FCC approval pursuant to Section 76.960 of the FCC rules or otherwise, even if an adverse decision has been issued by the FCC as to any TWC CPST rate in the year prior to the Publication Date. Subscribers to TWC systems which increase their CPST rates still have the right to file complaints with the FCC to the extent permitted under applicable FCC rules.

          4.   EFFECT ON OTHER PROCEEDINGS.
               ---------------------------

               a. The Commission agrees that it will not institute, on its own motion, any proceedings against TWC based upon the information obtained during the consideration of the Contract. In addition, in the absence of additional facts, the Commission agrees that any allegations and other circumstances involved in consideration of this Contract or settlement of the pending rate cases will not be used against TWC with respect to any future proceedings at the Commission. Nor may they be used against TWC as evidence of any refund liability due subscribers in any proceeding conducted by any LFA.

               b. This Contract is intended to resolve the CPST complaints being settled in accordance with Section III.C.; to provide certainty regarding the CPST rate adjustments determined to be reasonable in accordance with Section III.F.4., and to otherwise cover those matters expressly set forth herein. The Commission and TWC acknowledge the existence of various lawsuits to which they are both parties. The Commission and TWC agree that this Contract shall have no effect on any pending lawsuit to which TWC is a party or, subject to Section III.I.7., on any future challenges to the Commission's regulatory authority that TWC may elect to initiate, other than a challenge to the Commission's regulatory authority to enter into and enforce this Contract.

               c. The Commission expressly recognizes that this Contract is of limited duration and scope, and may be modified or terminated before its term has ended as provided for in Section III.I.1. of this Contract. Accordingly, the Commission and TWC agree that this Contract does not moot any legal challenge or defense relating to any provision of the Act or to the Commission's regulatory authority that TWC has brought or may bring in the future, other than a challenge to the Commission's regulatory authority to enter into and enforce this Contract. The Commission will not seek to dismiss any such legal challenge on grounds that this Contract renders such challenge moot and will actively oppose any assertion in court that this Contract moots any such challenge.

          5.   NO ADMISSION OF WRONGDOING.
               --------------------------

          This settlement is without a finding by the Commission of any wrongdoing by TWC or any of its systems, subsidiaries or affiliates. Neither this Contract nor any aspect of the settlement contained herein constitutes an admission by TWC of any violation of, or failure to conform to or comply with, any law, rule or policy applicable to TWC or any of its systems, subsidiaries or affiliates.

          6.   CONTRACT IN PUBLIC INTEREST.
               ---------------------------

          In consideration of the Commission entering into this Contract, and resolving and terminating pending CPST cases and complaints in accordance with the terms of this Contract, TWC hereby agrees to the terms, conditions and procedures contained in this Contract. TWC and the Commission each acknowledge that it believes this Contract, and the terms, conditions and procedures hereof, provide for and will facilitate a fair and expeditious resolution of the cases and complaints that are the subject hereof in a manner that serves the public interest.

          7.   LEGAL CHALLENGES.
               ----------------

          TWC waives any right it may have to any judicial review or appeal, or any other right to otherwise challenge or contest the validity of any order by the Commission adopting this Contract, or to use this Contract as evidence in any such proceeding. TWC agrees that the provisions of this Contract shall be incorporated by reference in the Commission's order formally approving this Contract. TWC and the

Commission agree that they will each actively defend, before any forum, any Commission order adopting the provisions of this Contract against any appeal of or other legal challenge by any third party to any such order. TWC and the Commission each agree that they will reasonably cooperate with the other in any such defense of the Contract and any such order.

               b. If the Commission, or the United States on behalf of the Commission, brings an action in any United States District Court to enforce the terms of any Commission order adopting this Contract, TWC agrees, subject to the terms of the immediately preceding paragraph, that it will not contest the validity of such Commission order, or the Commission's authority to enter into the Contract. TWC reserves the right, in defense of such an enforcement action, to demonstrate that it has complied with the provisions of the Contract or to assert its own interpretation regarding any performance obligations imposed by the Contract which may be subject to dispute.

           8.  EFFECTIVE DATE AND TERM.
               -----------------------

               a. The term of this Contract shall commence on the Effective Date and, subject to Section III.I.1. above regarding modification and termination and Section III.F.6. above regarding adjustments to systems covered, shall continue in effect for five (5) years.

               b. TWC and the Commission agree to execute this Contract as of the Effective Date promptly upon issuance by the Commission of an order approving this Contract.

               c. The Commission and TWC expressly acknowledge and agree that the effectiveness of this Contract is contingent upon resolution and termination of TWC's CPST proceedings; issuance by the Commission of an order approving the Contract, and

TWC's compliance with the terms, conditions, and procedures set forth in the Contract. If this Contract is not approved by Commission order and accepted by TWC, or if the Contract is otherwise rendered invalid, in whole or in part, by final order of any court of competent jurisdiction, the Contract or such part may not be used in any fashion by the FCC in any legal proceeding.

               d. TWC may commence any necessary or appropriate actions to initiate the rate adjustment processes embodied in this Contract at any time after the Effective Date, provided, however, as to any system listed on Appendix
                          --------  -------
A, TWC shall not implement any rate adjustment pursuant to Section III.F.4.a. of this Contract unless the Refund provided for in Section III.E. has been issued as to such system, or the issuance of such Refund begins simultaneously with such rate adjustment. All Refunds will be issued within six months of the first rate adjustment implemented pursuant to Section III.F.4.a. To facilitate prompt initiation of the refunds and rate adjustments authorized by this Contract, any local franchise agreement or any state or local law or regulation is preempted on a one-time basis to the extent that it requires TWC to give advance notice of rate and service changes to subscribers. Such notice shall be provided by the best means practicable, such as newspaper announcements and/or on-screen messages. Such preemption shall be limited to the period prior to February 1, 1996. If TWC is unable to commence implementation of such refunds and rate adjustments by January 1, 1996, but commences such implementation on or before February 1, 1996, it shall provide at least thirty days notice to LFAs and subscribers. If any subscribers cancels his or her subscription to the relevant CPST within thirty days after the date of the first bill reflecting the CPST adjustment authorized by this Contract, TWC will refund to that subscriber the incremental amount attributable to such increase.

          9.   PUBLIC NOTICE.
               -------------

          The Commission will issue promptly a Public Notice in which the Commission proposes to adopt the Contract as a final order, and shall provide interested parties with thirty (30) days to comment on the Contract and an additional fifteen (15) days in which to file reply comments.

          10.  FORCE MAJEURE.
               -------------

          TWC shall not be deemed in breach of its commitments under this Contract in the event of any delay or failure in performance by any TWC system from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, unusually severe weather conditions, or inability to secure local permits after all diligent efforts by TWC to secure such permits.

          11.  SEVERABILITY.
               ------------

          If any provision, clause or part of this Contract is invalidated by order of any court having proper jurisdiction over the subject matter of this Contract, the remainder of this Contract shall not be affected thereby and shall remain in full force and effect; provided, however, that, if either party reasonably determines that such invalidation is material to this Contract, the parties shall negotiate in good faith to reconstitute the Contract in a form that is, to the maximum extent possible, consistent with both the original intent of both parties in entering into this Contract and the rationale of such invalidation order.

          12.  ENTIRE UNDERSTANDING.
               --------------------

          This Contract and its appendices, as either or both may be amended in accordance with the terms herein, constitute the entire agreement between TWC and the Commission with respect to the subject matter of this Contract and supersede all prior agreements and understandings, whether oral or written, between TWC and the Commission with respect to the subject matter of this Contract. No representation, warranty, promise, inducement, or statement of intention has been made by TWC or the Commission which is not embodied in this Contract, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement, or statement of intention not embodied in this Contract or its appendices.

     IN WITNESS WHEREOF, this Social Contract has been duly executed and delivered by or on behalf of the parties hereto as of the Effective Date as defined herein.

TIME WARNER ENTERTAINMENT COMPANY, L.P.        FEDERAL COMMUNICATIONS COMMISSION

By: American Television and                    By: /s/ William F. Caton
    Communications Corporation,                    -----------------------------
    its general partner                            Name:  William F. Caton
                                                   Title: Acting Secretary
By: /s/ James H. Doolittle
    ----------------------------------
    Name:  James H. Doolittle
    Title: Vice President


TWI CABLE INC.

By: /s/ Marc Apfelbaum
    ----------------------------------
    Name:  Marc Apfelbaum
    Title: Vice President


TIME WARNER ENTERTAINMENT-
ADVANCE/NEWHOUSE PARTNERSHIP

By: Time Warner Entertainment Company, L.P.
    Managing Partner

By: American Television and Communications
    Corporation, its general partner

By: /s/ James H. Doolittle
    ----------------------------------
    Name:  James H. Doolittle
    Title: Vice President

                                              APPENDIX A

COMMUNITY                                        CUID                               REFUND
---------                                        ----                               ------

Rockledge........................................FL0007...............................$5,171
Indian Harbor Beach..............................FL0009................................2,384
Melbourne........................................FL0013...............................14,362
Melbourne........................................FL0014...............................30,759
Volusia County...................................FL0015...............................12,505
Palm Bay*........................................FL0017...............................89,135
West Melbourne...................................FL0021................................2,198
Cape Canaveral...................................FL0163................................1,557
Melbourne........................................FL0165..................................717
Orlando..........................................FL0181...............................18,770
St. Petersburg...................................FL0196...............................63,508
Brooksville......................................FL0240................................3,270
Orlando..........................................FL0252...............................34,089
Lakeland.........................................FL0290................................6,200
Brooksville......................................FL0312................................6,500
Brooksville......................................FL0314................................8,217
Sandford.........................................FL0322...............................14,787
Brooksville......................................FL0597................................3,107
Belleview........................................FL0622................................7,763
Salem............................................MA0063...............................11,274
Melrose..........................................MA0097................................5,080
Stoneham.........................................MA0101..................................322
Kansas City......................................MO0198...............................78,801
Jackson*.........................................MS0080..............................164,400
Clinton*.........................................MS0128...............................54,208
Salisbury, including:............................NC0015...............................22,981
   East Spencer..................................NC0285
   Spencer.......................................NC0158
   Granite Quarry................................NC0407
   Rowan County (central)........................NC0385
   Rockwell......................................NC0677
   Faith.........................................NC0676
   Cleveland.....................................NC0574
Wilmington, including:...........................NC0016..............................106,115
   Wrightsville Beach............................NC0041
   New Hanover County............................NC0140
   Leland........................................NC0695
   Navasa........................................NC0692
Shelby, including:...............................NC0027...............................20,516
   Cleveland County..............................NC0279
   Polkville.....................................NC0521

*CPST rate reduction required.

                                                                     Page 1 of 6


COMMUNITY                                        CUID                               REFUND
---------                                        ----                               ------

   Patterson Springs.............................NC0522
   Lawndale......................................NC0523
   Fallston......................................NC0524
   Boiling Springs...............................NC0529
   Grover........................................NC0694
   Earl..........................................NC0693
   Waco..........................................NC0756
   Lattimore.....................................NC0757
   Mooresboro....................................NC0816
   Belwood.......................................NC0839
   Casar.........................................NC0843
Wilmington-Southport, including:.................NC0167...............................29,732
   Caswell Beach.................................NC0228
   Holden Beach..................................NC0294
   Long Beach....................................NC0227
   Ocean Isle Beach..............................NC0270
   Yaupon Beach..................................NC0172
   Boiling Springs Lakes.........................NC0862
   Brunswick County..............................NC0229
Morehead City, including:........................NC0168...............................39,706
   Atlantic Beach................................NC0197
   Beaufort......................................NC0196
   Cape Carteret.................................NC0200
   Cedar Point...................................NC0815
   Cartaret County...............................NC0202
   Emerald Isle..................................NC0199
   Newport.......................................NC0201
   Pine Knoll Shores.............................NC0198
   Swansboro.....................................NC0203
   Indian Beach..................................NC0282
   Onslow County.................................NC0384
   Craven County.................................NC0205
   Havelock......................................NC0170
   Maysville.....................................NC0585
   Pollocksville.................................NC0583
   Jones County..................................NC0584
Kannapolis, including:...........................NC0193...............................41,358
   Cabarrus County...............................NC0174
   China Grove...................................NC0284
   Concord.......................................NC0173
   Harrisburg....................................NC0287
   Landis........................................NC0288
   Rowan County..................................NC0194
   Mt. Pleasant..................................NC0455


COMMUNITY                                        CUID                               REFUND
---------                                        ----                               ------

Albemarle, including:............................NC0286...............................15,990
   Stanly County.................................NC0515
   Norwood.......................................NC0519
   Mt. Gilead....................................NC0530
   Locust........................................NC0518
   Richfield.....................................NC0508
   Oakboro.......................................NC0517
   New London....................................NC0507
   Stanfield.....................................NC0520
Mecklenburg, including:..........................NC0405..............................121,204
   Charlotte.....................................NC0755
   Mint Hill.....................................NC0504
   Pineville.....................................NC0505
   Matthews......................................NC0691
   Weddington....................................NC0720
   Lancaster County..............................SC0372
   Cabarrus County...............................NC0174
Wilmington-Burgaw, including:....................NC0408................................8,719
   Pender County.................................NC0409
Weddington.......................................NC0720................................3,042
Lincoln..........................................NE0032..............................233,263
Nashua...........................................NH0034...............................60,935
Fort Lee, including: ............................NJ0082..............................129,719
   Cliffside Park................................NJ0232
   Edgewater.....................................NJ0092
   Englewood.....................................NJ0251
   Englewood Cliffs..............................NJ0208
   Fairview......................................NJ0253
   Guttenberg....................................NJ0338
   Leonia........................................NJ0431
   Little Ferry..................................NJ0339
   Moonachie.....................................NJ0427
   Palisades Park................................NJ0252
   Ridgefield....................................NJ0203
   Ridgefield Park...............................NJ0254
   Teterboro.....................................NJ0484
Upper Manhattan*.................................NY0104..............................599,837
Binghamton, including:...........................NY0133..............................219,198
   Town of Binghamton............................NY0132
   Chenango......................................NY0134
   Conklin.......................................NY0135
   Dickinson.....................................NY0136
   Fenton........................................NY0137
   Kirkwood......................................NY0139


*CPST rate reduction required.
                                                                     Page 3 of 6


COMMUNITY                                        CUID                               REFUND
---------                                        ----                               ------

   Maine.........................................NY0251
   Nanticoke.....................................NY0983
   Owego.........................................NY0403
   Union.........................................NY0402
   Vestal........................................NY0260
   Newark Vly....................................NY1650
   Endicott......................................NY0249
   Johnson City..................................NY0138
   Port Dickinson................................NY0140
Lower Manhattan..................................NY0234..............................180,360
Colonie..........................................NY0336................................4,219
Albany...........................................NY0338................................6,141
E. Syracuse, including:..........................NY0329..............................300,822
   Brutus........................................NY0955
   Town of Camillus..............................NY0333
   Town of Cato..................................NY1501
   Cicero........................................NY0372
   Clay..........................................NY0373
   De Witt.......................................NY0328
   Town of Elbridge..............................NY0883
   Geddes........................................NY0327
   Ira...........................................NY1504
   LaFayette.....................................NY0881
   Lysander......................................NY1367
   Town of Manlius...............................NY0330
   Town of Marcellus.............................NY0847
   Mentz.........................................NY1366
   Onondaga......................................NY0707
   Otisco........................................NY1533
   Pompey........................................NY1057
   Salina........................................NY0346
   Skaneateles...................................NY1211
   Town of Tully.................................NY1368
   Van Burken....................................NY0715
   Village of Camillus...........................NY0334
   Village of Cato...............................NY1503
   Village of Elbridge...........................NY0884
   Fayetteville..................................NY0332
   Jordan........................................NY0882
   Liverpool.....................................NY0326
   Village of Manlius............................NY0369
   Village of Marcellus..........................NY0848
   Meridian......................................NY1502
   Minoa.........................................NY0331
   N. Syracuse...................................NY0546
   Phoenix.......................................NY0720

                                                                     Page 4 of 6


COMMUNITY                                        CUID                               REFUND
---------                                        ----                               ------

   Port Byron....................................NY0981
   Solvay........................................NY0671
   Village of Tully..............................NY1194
   Weedsport.....................................NY0915
Troy, including:.................................NY0352..............................182,844
   Cohoes........................................NY0582
   Mechanicville.................................NY0643
   Brunswick.....................................NY0509
   Clifton Park..................................NY0668
   E. Greenbush..................................NY0596
   Halfmoon......................................NY0742
   Pittstown.....................................NY1534
   Town of Schaghticoke..........................NY0796
   Town of Stillwater............................NY0836
   Town of Waterford.............................NY0589
   Village of Schaghticoke.......................NY0996
   Village of Stillwater.........................NY0837
   Valley Falls..................................NY1167
   Village of Waterford..........................NY0588
Penfield.........................................NY0414................................6,662
Gates............................................NY0415................................5,089
Greece...........................................NY0416...............................21,079
Rochester........................................NY0769...............................42,908
Ogden............................................NY1062................................2,704
Brooklyn/Queens*.................................NY1340, 1280, 1281, 1402 .........1,210,552
Irondequoit......................................NY0751...............................13,789
Perinton.........................................NY0413................................9,787
Brighton.........................................NY0764................................8,071
Columbus.........................................OH0239...............................32,330
Westerville......................................OH0517................................3,727
Columbus.........................................OH0532................................1,703
Reading..........................................PA0006...............................34,753
Shillington......................................PA0011................................1,821
Monroeville*.....................................PA1775...............................25,324
Florence, including:.............................SC0015...............................97,072
   Darlington....................................SC0014
   Darlington County.............................SC0115
   Florence County...............................SC0057
   Quinby........................................SC0191
   Timmonsville..................................SC0192
Sumter, including:...............................SC0017...............................58,020
   Shaw AFB......................................SC0102
   Sumter County.................................SC0116

*CPST rate reduction required.


COMMUNITY                                        CUID                               REFUND
---------                                        ----                               ------

   Pinewood......................................SC0390
   Mayesville....................................SC0431
Austin...........................................TX0029..............................111,633
Wichita Falls....................................TX0483...............................16,033
Leander..........................................TX1422................................7,533
Reston...........................................VA0046...............................17,421
Williamsburg*....................................VA0074...............................23,940
Green Bay........................................WI0234...............................37,857
Greenfield.......................................WI0323................................4,903
Hale's Corner....................................WI0420................................1,823
Charleston.......................................WV0104................................5,762
                                                                                 -----------
                                                                                  $4,768,081

*CPST rate reduction required.

                                  APPENDIX B

                          REGIONAL EQUIPMENT AREAS
                          ------------------------


          Appleton/Green Bay, WI            Milwaukee, WI
          Bakersfield, CA                   Minneapolis, MN
          Birmingham, AL                    National Division - East
          Boston, MA                        National Division - West
          Eastern Pennsylvania Division     Maine Division
          Florida Divisions                 New York City Division
          Hawaii Division                   New York State Divisions
          Illinois/Indiana Division         North Carolina Divisions
          Indianapolis, IN                  Ohio Divisions
          Jackson/Monroe, MS                Portland, OR
          Kansas City, MO                   San Diego, CA
          Lincoln, NE                       Shreveport, LA
          Los Angeles, CA                   Texas Divisions
          Memphis, TN                       Western Pennsylvania Division